                                                                  Exhibit 3.2.2
                                    By-Laws

                                       of


                                  SELFIX, INC.

                            (a Delaware Corporation)


                                    Adopted

                                  May 18, 1987



                                             This Document Prepared By:

                                             Sachnoff Weaver & Rubenstein, Ltd.
                                             30 South Wacker Drive
                                             Suite 2900
                                             Chicago, Illinois  60606
                                             (312) 207-1000


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                            SELFIX, INC. BY-LAWS


                                  ARTICLE 1

                                   OFFICES


     The principal office of the Corporation shall be in the State of Illinois, in the City of Chicago, County of Cook. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the General Corporation Law of Delaware to be maintained in the State of Delaware shall be 229 South State Street, City of Dover, County of Kent. The name of the registered agent of the Corporation in Delaware shall be United States Corporation Company.


                                  ARTICLE 2

                                STOCKHOLDERS


     SECTION 2.1 ANNUAL MEETING. The annual meeting of the stockholders shall be held on the third Wednesday of May at such hour as shall be designated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, or by the Board of Directors, and shall be called by the President at the written request of the stockholders of record holding not less than one-third of all the outstanding voting shares of the Corporation entitled to vote at such meeting specifying the purposes for which such meeting shall be called.

     SECTION 2.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Delaware.


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                            SELFIX, INC. BY-LAWS



     SECTION 2.4 NOTICE OF MEETING.   Written or printed notice stating the
place, day and hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     Whenever notice is required to be given under any provision of these By-Laws or of the certificate of incorporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. Whenever notice is required to be given under these By-Laws or the certificate of incorporation to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

     SECTION 2.5 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days or in the case of a


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                            SELFIX, INC. BY-LAWS



merger or consolidation, not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, as the case may be, the record date for such determination of stockholders shall be: (a) the day next preceding the date on which notice of the meeting is mailed, or (b) the date on which the resolution of the Board of Directors declaring such dividend is adopted.

     SECTION 2.6 VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual hours. Such list shall also be produced and kept open at the time and place of the meeting and during the whole time of the meeting shall be subject to the inspection of any stockholder who is present. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the identity of the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meetings of stockholders.

     SECTION 2.7 QUORUM. One-third of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, unless the representation of a larger number be required by law, and, in that case, the representation of the number so requested shall constitute a quorum; provided, that if less than a quorum is represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting in person or by proxy shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or the certificate of incorporation.

     SECTION 2.8 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact and delivered to inspectors at the meeting. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meetings. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.9 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.



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                            SELFIX, INC. BY-LAWS



     SECTION 2.10 INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason either of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors shall be appointed in like manner in their place.

     SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares unless and until in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and be entitled to vote thereon.

     Shares of its own stock belonging to the Corporation shall neither directly nor indirectly be voted or counted for quorum purposes at any meeting.

     SECTION 2.12 VOTING BY BALLOT. The votes for directors, and, upon demand of any stockholder or where required by law the votes on any question before the meeting, shall be by ballot. On all other questions the voting may be viva voce.





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                            SELFIX, INC. BY-LAWS



                                  ARTICLE 3

                                  DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be six. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The directors of the Corporation shall be elected by ballot annually by the stockholders and shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation.

     SECTION 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or one-third of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 3.5 NOTICE. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered with the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special __________________________ [PAGE 6 IS MISSING]

     SECTION 3.6 QUORUM.




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                            SELFIX, INC. BY-LAWS



     SECTION 3.7 MANNER OF ACTING.

     SECTION 3.8 VACANCIES.

     SECTION 3.9 COMPENSATION.

     SECTION 3.10 INFORMAL ACTION BY BOARD OF DIRECTORS.

     SECTION 3.11 PARTICIPATION BY CONFERENCE TELEPHONE.

     SECTION 3.12 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee and one or more other committees, and may determine the quorum thereof, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation by the Board of Directors, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the Board of Directors, By-Laws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.


                                  ARTICLE 4

                                  OFFICERS

     SECTION 4.1 NUMBER. The principal officers of the Corporation shall be a Chairman of the Board of Directors and a President, both of whom shall be directors, and a


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                            SELFIX, INC. BY-LAWS



Treasurer, a Comptroller and a Secretary, and such Vice Presidents (the number thereof to be determined by the Board of Directors)., Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that the office of President and Secretary may not be held by the same person.

     SECTION 4.2 ELECTION AND TERMS OF OFFICE. The Chairman of the Board, the Vice Chairman and the President of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors; the other officers may be appointed by the Board of Directors. If the election or appointment of officers shall not be held at such meeting, such election or appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. In its discretion, the Board of Directors may leave unfilled any office except those of President, Treasurer and Secretary.

     SECTION 4.3 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or because of the creation of an office, may be filled by the Board of Directors for the unexpired portion of the term at any time.

     SECTION 4.5 THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to the Board of Directors and the executive committee, shall be in general charge of the affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

     SECTION 4.6 THE PRESIDENT. The President shall be the chief operating officer of the Corporation and shall, subject to the Chairman of the Board of Directors and the Board itself, have general charge of the business and affairs of the Corporation. He shall keep the Board of Directors and the executive committee and the chairman of each fully informed and shall freely consult them concerning the business of the Corporation in his charge. He may sign, with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has


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                            SELFIX, INC. BY-LAWS



authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the chairman of the Board of Directors or the Board itself from time to time.

     SECTION 4.7 THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 4.8 THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 6 of these By-Laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 4.9 THE CONTROLLER. The controller shall be the chief accounting officer of the Corporation. He shall keep or cause to be kept all books of accounts and accounting records of the Corporation, and shall prepare or have prepared appropriate financial statements for submission to the Board of Directors, executive committee, and stockholders. He shall perform all other duties incident to his office.

     SECTION 4.10 THE SECRETARY. The Secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-


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                            SELFIX, INC. BY-LAWS



Laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 4.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their $100duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of $100the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in g$100eneral, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

     SECTION 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. In the event that the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to an officer to be unreasonable or excessive, such officer must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the rate of nine percent (9%) per annum, within 90 days after notice from the Corporation.


                                  ARTICLE 5

                        INDEMNIFICATION AND INSURANCE

     SECTION 5.1 RIGHT TO INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is



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alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by and in the manner set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except a provided in
Section 5.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

     SECTION 5.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 5.1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of


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                            SELFIX, INC. BY-LAWS



such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 5.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 5.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION 5.5 CONSOLIDATION. For the purposes of this Article, references to "the Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the



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interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.


                                  ARTICLE 6

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 6.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 6.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 6.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 6.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


                                  ARTICLE 7

                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 7.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form not inconsistent with the certificate of incorporation as may be determined by the Board of Directors. No certificate shall be valid unless signed by the President or a Vice President and by the Secretary or an Assistant Secretary, but where such certificate is signed by a registrar other than the Corporation or its employee, the signatures of any such President, Vice President, Secretary or Assistant Secretary and, where authorized by resolution of the Board of Directors, any transfer agent may be facsimiles. In

                            SELFIX, INC. BY-LAWS



case any such President, Vice President, Secretary or Assistant Secretary or transfer agent of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon any certificate shall cease to serve in such capacity before such certificate shall have been issued, such certificate may be issued by the corporation with the same effect as thought the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereon, were continuing to serve in such capacities at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 7.2 TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 7.3 REGULATIONS. The Board of Directors, and the executive committee also, shall have power and authority to make all such rules and regulations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     The Board of Directors or the executive committee may appoint one or more transfer agents or assistant transfer agents and one or more registrars or transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The Board of Directors or the executive committee may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

     SECTION 7.4 FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or the executive committee.

                            SELFIX, INC. BY-LAWS



                                  ARTICLE 8

                                 FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of June in each year and end on the last day of May in each year.


                                  ARTICLE 9

                                  DIVIDENDS

     The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.


                                 ARTICLE 10

                                    SEAL

     The Board of Directors shall provide a suitable seal which shall have inscribed thereon the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or by the executive committee, if any, duplicates of the seal may be kept and be used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.


                                 ARTICLE 11

                              WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware General Corporation law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            SELFIX, INC. BY-LAWS



                                 ARTICLE 12

                          AMENDMENTS TO THE BY-LAWS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by a majority of the directors present at the meeting, subject to the power of the stockholders to alter or repeal By-Laws made by the Board of Directors.

                            SELFIX, INC. BY-LAWS



Amended 6/29/87




                                   ARTICLE 2

                                  STOCKHOLDERS

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the President, or by the Board of Directors, and shall be called by the President at the written request of the stockholders of record holding not less than ten percent (10%) of all the outstanding voting shares of the Corporation entitled to vote at such meeting specifying the purposes for which such meeting shall be called.

                            SELFIX, INC. BY-LAWS


Amended 6/29/87



                                   ARTICLE 5

                         INDEMNIFICATION AND INSURANCE

     SECTION 5.1 RIGHT TO INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by and in the manner set forth in the Delaware General Corporation Law, as the same exists, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

     SECTION 5.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 5.1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter

                            SELFIX, INC. BY-LAWS



bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                            SELFIX, INC. BY-LAWS



                              TABLE OF CONTENTS
                              -----------------

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ARTICLE 1  OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2  STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     SECTION 2.1 ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 2.2 SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 2.3 PLACE OF MEETING. . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 2.4 NOTICE OF MEETING . . . . . . . . . . . . . . . . . . . . . . 2
     SECTION 2.5 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. . . . . . 2
     SECTION 2.6 VOTING LISTS. . . . . . . . . . . . . . . . . . . . . . . . . 3
     SECTION 2.7 QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     SECTION 2.8 PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     SECTION 2.9 VOTING OF SHARES. . . . . . . . . . . . . . . . . . . . . . . 3
     SECTION 2.10 INSPECTORS . . . . . . . . . . . . . . . . . . . . . . . . . 4
     SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. . . . . . . . . . . . . 4
     SECTION 2.12 VOTING BY BALLOT . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 3  DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     SECTION 3.1 GENERAL POWERS. . . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 3.2 NUMBER, TENURE AND QUALIFICATION. . . . . . . . . . . . . . . 5
     SECTION 3.3 REGULAR MEETINGS. . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 3.4 SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 3.5 NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 3.6 QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 3.7 MANNER OF ACTING. . . . . . . . . . . . . . . . . . . . . . . 6
     SECTION 3.8 VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SECTION 3.9 COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . 6
     SECTION 3.10 INFORMAL ACTION BY BOARD OF DIRECTORS. . . . . . . . . . . . 6
     SECTION 3.11 PARTICIPATION BY CONFERENCE TELEPHONE. . . . . . . . . . . . 6
     SECTION 3.12 COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 4  OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     SECTION 4.1 NUMBER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SECTION 4.2 ELECTION AND TERMS OF OFFICE. . . . . . . . . . . . . . . . . 7
     SECTION 4.3 REMOVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . 7



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                            SELFIX, INC. BY-LAWS

                              TABLE OF CONTENTS
                              -----------------
                                 (CONTINUED)

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

     SECTION 4.4 VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     SECTION 4.5 THE CHAIRMAN OF THE BOARD. . . . . . . . . . . . . . . . . .  7
     SECTION 4.6 THE PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . .  7
     SECTION 4.7 THE VICE PRESIDENTS. . . . . . . . . . . . . . . . . . . . .  8
     SECTION 4.8 THE TREASURER. . . . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 4.9 THE CONTROLLER . . . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 4.10 THE SECRETARY . . . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 4.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. . . . . . .  9
     SECTION 4.12 SALARIES. . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 5  INDEMNIFICATION AND INSURANCE. . . . . . . . . . . . . . . . . . .  9

     SECTION 5.1 RIGHT TO INDEMNIFICATION . . . . . . . . . . . . . . . . . .  9
     SECTION 5.2 RIGHT OF CLAIMANT TO BRING SUIT. . . . . . . . . . . . . . . 10
     SECTION 5.3 NON-EXCLUSIVITY OF RIGHTS. . . . . . . . . . . . . . . . . . 11
     SECTION 5.4 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 5.5 CONSOLIDATION. . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 6  CONTRACTS, LOANS, CHECKS AND DEPOSITS. . . . . . . . . . . . . . . 12

     SECTION 6.1 CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 6.2 LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 6.3 CHECKS, DRAFTS, ETC. . . . . . . . . . . . . . . . . . . . . 12
     SECTION 6.4 DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 7  CERTIFICATES FOR SHARES AND THEIR TRANSFER . . . . . . . . . . . . 12

     SECTION 7.1 CERTIFICATES FOR SHARES. . . . . . . . . . . . . . . . . . . 12
     SECTION 7.2 TRANSFER OF SHARES . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 7.3 REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 7.4 FACSIMILE SIGNATURES . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 8  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 9  DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 10  SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 11  WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . 14



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                            SELFIX, INC. BY-LAWS

                              TABLE OF CONTENTS
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
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ARTICLE 12  AMENDMENTS TO THE BY-LAWS . . . . . . . . . . . . . . . . . . . . 15